Exhibit 99.1

E V E R C O R E     P A R T N E R S

EVERCORE PARTNERS REPORTS FIRST QUARTER 2013 RESULTS

QUARTERLY DIVIDEND OF $0.22 PER SHARE

Highlights

•	First Quarter Financial Summary

•	U.S. GAAP Net Revenues of $151.4 million, up 47% and down 29% compared to Q1 2012 and Q4 2012, respectively

•	U.S. GAAP Net Income of $6.0 million, or $0.16 per share, up 277% and down 69% compared to Q1 2012 and Q4 2012, respectively

•	Adjusted Pro Forma Net Revenues of $153.4 million, up 45% and down 28% compared to Q1 2012 and Q4 2012, respectively

•	Adjusted Pro Forma Net Income of $16.8 million, or $0.37 per share, up 290% and down 52% compared to Q1 2012 and Q4 2012, respectively

•	Investment Banking

•	Continue to advise on many of the leading transactions in the marketplace, including:

•	Advising the Special Committee of the Board of Directors of Dell Inc. on the sale of the company

•	Advising the Conflicts Committee of LinnCo on the contribution of Berry Petroleum Company to Linn Energy, LLC

•	Advised Primaris Retail REIT on its defense from a hostile suitor and ultimate sale to H&R REIT

•	Advising Tekelec Global on its sale to Oracle

•	International capabilities expanded, as revenues from investment banking clients outside of the United States were $58 million

•	Investment Management

•	Assets Under Management in consolidated businesses were $12.7 billion, up 5% from Q4 2012

•	Repurchased 784,000 shares during the quarter

•	Quarterly dividend of $0.22 per share

NEW YORK, April 24, 2013 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $151.4 million for the quarter ended March 31, 2013, compared to $102.8 million and $214.0 million for the quarters ended March 31, 2012 and December 31, 2012, respectively. U.S. GAAP Net Income (Loss) Attributable to Evercore Partners Inc. was $6.0 million, or $0.16 per share, for the first quarter, compared to ($3.4) million a year ago and $19.0 million, or $0.56 per share, last quarter.

Adjusted Pro Forma Net Revenues were $153.4 million for the quarter ended March 31, 2013, compared with $105.5 million and $212.0 million for the quarters ended March 31, 2012 and December 31, 2012, respectively. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $16.8 million, or $0.37 per share, for the first quarter, compared to $4.3 million, or $0.10 per share, a year ago and $35.3 million, or $0.81 per share, last quarter.

The U.S. GAAP compensation ratio for the three months ended March 31, 2013, March 31, 2012 and December 31, 2012 was 67.4%, 78.5% and 62.6%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 65.4% compares to 71.0% for the twelve months ended March 31, 2012 and 67.0% for the twelve months ended December 31, 2012. The Adjusted Pro Forma compensation ratio for the current quarter was 59.7%, compared to 63.0% and 58.0% for the quarters ended March 31, 2012 and December 31, 2012, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59.2%, compared to 60.0% for the same period in 2012 and 59.7% for the twelve months ended December 31, 2012.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are very pleased with the sustained momentum of our business. Our first quarter was the best first quarter in our history and our fourth best quarter ever in terms of revenue. Our Advisory business continues to perform well, as clients and Boards continue to embrace our independent advisory model. Our work with international investment banking clients has continued to grow, generating $58 million of revenues in the quarter, substantially higher than one year ago. Institutional Equities more than doubled in revenues versus the prior year and reported an operating profit for the quarter. And our Investment Management business returned to growth as operating profits and assets under management increased.” said Ralph Schlosstein, President and Chief Executive Officer. “In short, we continue to execute our strategy, gaining market share in each of our core businesses, controlling costs and delivering solid returns to our shareholders. For the quarter, we returned $38 million to our shareholders, including repurchasing 784 thousand shares of stock.”

“Evercore continues to grow in 2013, despite a murky market environment, and our backlog remains strong. During the first quarter, we were involved in thirty-seven transactions that were publicly announced, comprising $45.8 billion of aggregate transaction value. This represents one of our best quarters since the economic recovery began, based on both the number and the dollar volume of announced transactions. In addition, our Capital Markets team completed 12 transactions in the quarter helping to raise more than $6.0 billion of capital for clients, our best quarter since launching this business.” said Roger Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
	(dollars in thousands)
Net Revenues	$151,422	$214,049	$102,798	(29%)	47%
Operating Income (Loss)	$14,944	$42,238	$(12,143)	(65%)	NM
Net Income (Loss) Attributable to Evercore Partners Inc.	$5,969	$19,022	$(3,368)	(69%)	NM
Diluted Earnings (Loss) Per Share	$0.16	$0.56	$(0.12)	(71%)	NM
Compensation Ratio	67.4%	62.6%	78.5%
Operating Margin	9.9%	19.7%	(11.8%)

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
	(dollars in thousands)
Net Revenues	$153,354	$212,029	$105,521	(28%)	45%
Operating Income	$29,995	$57,020	$8,931	(47%)	236%
Net Income Attributable to Evercore Partners Inc.	$16,846	$35,303	$4,317	(52%)	290%
Diluted Earnings Per Share	$0.37	$0.81	$0.10	(54%)	270%
Compensation Ratio	59.7%	58.0%	63.0%
Operating Margin	19.6%	26.9%	8.5%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

	U.S. GAAP
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(dollars in thousands)
Net Revenues:
Investment Banking	$131,383	$195,467	$84,495
Other Revenue, net	213	(612)	(710)

Net Revenues	131,596	194,855	83,785

Expenses:
Employee Compensation and Benefits	87,869	120,593	68,229
Non-compensation Costs	27,052	30,073	26,854

Total Expenses	114,921	150,666	95,083

Operating Income (Loss)	$16,675	$44,189	$(11,298)

Compensation Ratio	66.8%	61.9%	81.4%
Operating Margin	12.7%	22.7%	(13.5%)

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(dollars in thousands)
Net Revenues:
Investment Banking	$129,081	$191,140	$84,620
Other Revenue, net	1,301	473	360

Net Revenues	130,382	191,613	84,980

Expenses:
Employee Compensation and Benefits	78,014	110,201	54,462
Non-compensation Costs	24,580	24,563	23,011

Total Expenses	102,594	134,764	77,473

Operating Income	$27,788	$56,849	$7,507

Compensation Ratio	59.8%	57.5%	64.1%
Operating Margin	21.3%	29.7%	8.8%

For the first quarter, Evercore’s Investment Banking segment reported Net Revenues of $130.4 million, which represents an increase of 53% year-over-year and a decrease of 32% sequentially. Operating Income of $27.8 million increased by 270% from the first quarter of last year and decreased by 51% sequentially. Operating Margins were 21.3% in comparison to 8.8% for the first quarter last year. The Company had 63 Investment Banking Senior Managing Directors as of March 31, 2013 as compared to 56 as of March 31, 2012.

Revenues

During the quarter, Investment Banking earned advisory fees from 115 clients (vs. 104 in Q1 2012 and 169 in Q4 2012) and fees in excess of $1 million from 26 transactions (vs. 17 in Q1 2012 and 48 in Q4 2012).

The Institutional Equities business contributed revenues of $11.4 million in the quarter.

Expenses

Compensation costs were $78.0 million for the first quarter, an increase of 43% year-over-year and a decrease of 29% sequentially. Evercore’s Investment Banking compensation ratio was 59.8% for the first quarter, versus the compensation ratio reported for the three months ended March 31, 2012 and December 31, 2012 of 64.1% and 57.5%, respectively. The trailing twelve-month compensation ratio was 59.1%, down from 60.3% a year ago and 59.7% compared to the previous quarter.

Non-compensation costs for the current quarter were $24.6 million, up 7% from the same period last year and flat sequentially. The increase in costs reflects continued growth of the Investment Banking business. The ratio of non-compensation costs to net revenue for the current quarter was 18.9%, compared to 27.1% in the same quarter last year and 12.8% in the previous quarter.

Expenses in the Institutional Equities business were $10.9 million for the first quarter, an increase of 19% from the previous quarter, principally reflecting an increase in revenue in the business.

Investment Management

	U.S. GAAP
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$21,539	$19,556	$19,764
Other Revenue, net	(1,713)	(362)	(751)

Net Revenues	19,826	19,194	19,013

Expenses:
Employee Compensation and Benefits	14,203	13,441	12,498
Non-compensation Costs	7,354	7,704	7,360

Total Expenses	21,557	21,145	19,858

Operating Income (Loss)	$(1,731)	$(1,951)	$(845)

Compensation Ratio	71.6%	70.0%	65.7%
Operating Margin	(8.7%)	(10.2%)	(4.4%)

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$22,083	$19,862	$20,388
Other Revenue, net	889	554	153

Net Revenues	22,972	20,416	20,541

Expenses:
Employee Compensation and Benefits	13,535	12,787	11,972
Non-compensation Costs	7,230	7,458	7,145

Total Expenses	20,765	20,245	19,117

Operating Income	$2,207	$171	$1,424

Compensation Ratio	58.9%	62.6%	58.3%
Operating Margin	9.6%	0.8%	6.9%

For the first quarter, Investment Management reported Net Revenues and Operating Income of $23.0 million and $2.2 million, respectively. Investment Management reported a first quarter Operating Margin of 9.6%. As of March 31, 2013, Investment Management reported $12.7 billion of AUM, up 5% from the fourth quarter as market appreciation of $0.7 billion was partially offset by net outflows of $0.1 billion during the quarter.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$6,651	$5,123	$4,525
Institutional Asset Management (1)	10,373	11,053	12,466
Private Equity	2,191	2,397	1,735

Total Investment Advisory and Management Fees	19,215	18,573	18,726

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,805	840	1,212
Private Equity	477	(21)	(307)

Total Realized and Unrealized Gains	2,282	819	905

Equity in Earnings of Affiliates (2)	586	470	757

Investment Management Revenues	$22,083	$19,862	$20,388

(1)	Management fees from Institutional Asset Management were $10.4 million, $11.2 million and $12.6 million for the three months ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5, ABS and Pan on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $19.2 million for the quarter ended March 31, 2013 increased compared to the same period a year ago, as higher fees in Wealth Management and Private Equity were offset by declines in Institutional Asset Management. Fees earned in the current quarter increased in comparison to the previous quarter.

Realized and Unrealized Gains of $2.3 million in the quarter increased relative to the prior year and to the previous quarter; the change relative to the prior periods was driven principally by gains in Institutional Asset Management.

Equity in Earnings of Affiliates of $0.6 million in the quarter decreased relative to the prior year, and was up from the prior quarter.

Expenses

Investment Management’s first quarter expenses were $20.8 million, up 9% compared to the first quarter of 2012 and 3% compared to previous quarter.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2013 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition and certain business acquisition-related costs. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three months ended March 31, 2012 and the three months ended December 31, 2012, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended March 31, 2013, December 31, 2012, and March 31, 2012 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(dollars in thousands)
Segment
Investment Banking (1)	$395	$(668)	$(278)
Investment Management (1)	112	(478)	274

Total	$507	$(1,146)	$(4)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three months ended March 31, 2013, Evercore’s Adjusted Pro Forma effective tax rate was 38%, compared to 38% for the three months ended March 31, 2012.

For the three months ended March 31, 2013, Evercore’s U.S. GAAP effective tax rate was approximately 47%, compared to 48% for the three months ended March 31, 2012. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $171.4 million at March 31, 2013. Current assets exceed current liabilities by $207.5 million at March 31, 2013. Amounts due related to the Long-Term Notes Payable were $101.8 million at March 31, 2013.

During the quarter the Company repurchased approximately 784,000 shares at an average cost of $37.95 per share.

Dividend

On April 22, 2013, the Board of Directors of Evercore declared a quarterly dividend of $0.22 per share to be paid on June 14, 2013 to common stockholders of record on May 31, 2013.

Conference Call

Investors and analysts may participate in the live conference call by dialing (866) 953-6857 (toll-free domestic) or (617) 399-3481 (international); passcode: 73060774. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 44263334. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Minneapolis, Houston, Los Angeles, San Francisco, Washington D.C., Toronto, London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Carina Davidson
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

Page Number
Schedule
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2013 and 2012	A-1
Adjusted Pro Forma:
Adjusted Pro Forma Results	A-2
U.S. GAAP Reconciliation to Adjusted Pro Forma (Unaudited)	A-4
U.S. GAAP Segment Reconciliation to Adjusted Pro Forma for the Three Months ended March 31, 2013 (Unaudited)	A-6
U.S. GAAP Segment Reconciliation to Adjusted Pro Forma for the Three Months ended December 31, 2012 (Unaudited)	A-7
U.S. GAAP Segment Reconciliation to Adjusted Pro Forma for the Three Months ended March 31, 2012 (Unaudited)	A-8
Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data	A-9

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Revenues
Investment Banking Revenue	$131,383	$84,495
Investment Management Revenue	21,539	19,764
Other Revenue	1,793	2,296

Total Revenues	154,715	106,555
Interest Expense (1)	3,293	3,757

Net Revenues	151,422	102,798

Expenses
Employee Compensation and Benefits	102,072	80,727
Occupancy and Equipment Rental	8,759	8,245
Professional Fees	7,852	7,056
Travel and Related Expenses	7,181	6,733
Communications and Information Services	3,420	2,788
Depreciation and Amortization	3,558	5,362
Acquisition and Transition Costs	58	73
Other Operating Expenses	3,578	3,957

Total Expenses	136,478	114,941

Income (Loss) Before Income from Equity Method Investments and Income Taxes	14,944	(12,143)
Income from Equity Method Investments	756	2,385

Income (Loss) Before Income Taxes	15,700	(9,758)
Provision (Benefit) for Income Taxes	7,322	(4,638)

Net Income (Loss)	8,378	(5,120)
Net Income (Loss) Attributable to Noncontrolling Interest	2,409	(1,752)

Net Income (Loss) Attributable to Evercore Partners Inc.	$5,969	$(3,368)

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$5,948	$(3,389)

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	31,861	29,101
Diluted	37,733	29,101

Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.19	$(0.12)
Diluted	$0.16	$(0.12)

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards. The related expense has been excluded from the Adjusted Pro Forma results.

3.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Foreign Exchange Gains / (Losses). Release of foreign exchange losses related to the consolidation of Pan, previously accounted for under the equity method.

4.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Net Revenues - U.S. GAAP	$151,422	$214,049	$102,798
Client Related Expenses (1)	(2,514)	(5,354)	(1,636)
Income from Equity Method Investments (2)	756	1,333	2,385
Interest Expense on Long-term Debt (3)	2,007	2,001	1,974
Foreign Exchange Losses from Pan Consolidation (4)	1,683	—	—

Net Revenues - Adjusted Pro Forma	$153,354	$212,029	$105,521

Compensation Expense - U.S. GAAP	$102,072	$134,034	$80,727
Amortization of LP Units and Certain Other Awards (5)	(5,577)	(5,682)	(4,648)
Acquisition Related Compensation Charges (7)	(4,946)	(5,364)	(9,645)

Compensation Expense - Adjusted Pro Forma	$91,549	$122,988	$66,434

Operating Income (Loss) - U.S. GAAP	$14,944	$42,238	$(12,143)
Income from Equity Method Investments (2)	756	1,333	2,385

Pre-Tax Income (Loss) - U.S. GAAP	15,700	43,571	(9,758)
Foreign Exchange Losses from Pan Consolidation (4)	1,683	—	—
Amortization of LP Units and Certain Other Awards (5)	5,577	5,678	4,742
Acquisition Related Compensation Charges (7)	4,946	5,364	9,645
Intangible Asset Amortization (8a)	82	406	2,328

Pre-Tax Income - Adjusted Pro Forma	27,988	55,019	6,957
Interest Expense on Long-term Debt (3)	2,007	2,001	1,974

Operating Income - Adjusted Pro Forma	$29,995	$57,020	$8,931

Provision (Benefit) for Income Taxes - U.S. GAAP	$7,322	$18,586	$(4,638)
Income Taxes (9)	3,313	2,276	7,282

Provision for Income Taxes - Adjusted Pro Forma	$10,635	$20,862	$2,644

Net Income (Loss)	$8,378	$24,985	$(5,120)
Net Income (Loss) Attributable to Noncontrolling Interest	2,409	5,963	(1,752)

Net Income (Loss) Attributable to Evercore Partners Inc. - U.S. GAAP	5,969	19,022	(3,368)
Foreign Exchange Losses from Pan Consolidation (4)	1,683	—	—
Amortization of LP Units and Certain Other Awards (5)	5,577	5,678	4,742
Acquisition Related Compensation Charges (7)	4,946	5,364	9,645
Intangible Asset Amortization (8a)	82	406	2,328
Income Taxes (9)	(3,313)	(2,276)	(7,282)
Noncontrolling Interest (10)	1,902	7,109	(1,748)

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$16,846	$35,303	$4,317

Diluted Shares Outstanding - U.S. GAAP	37,733	33,956	29,101
Warrants (11a)	—	—	1,186
Vested Partnership Units (11b)	6,021	5,978	7,656
Unvested Partnership Units (11b)	1,441	2,886	2,987
Unvested Restricted Stock Units - Event Based (11b)	12	12	12
Acquisition Related Share Issuance (11c)	708	892	1,915
Unvested Restricted Stock Units - Service Based (11a, 11c)	—	—	1,578

Diluted Shares Outstanding - Adjusted Pro Forma	45,915	43,724	44,435

Key Metrics: (a)
Diluted Earnings (Loss) Per Share - U.S. GAAP (b)	$0.16	$0.56	$(0.12)
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.37	$0.81	$0.10

Compensation Ratio - U.S. GAAP	67.4%	62.6%	78.5%
Compensation Ratio - Adjusted Pro Forma	59.7%	58.0%	63.0%

Operating Margin - U.S. GAAP	9.9%	19.7%	-11.8%
Operating Margin - Adjusted Pro Forma	19.6%	26.9%	8.5%

Effective Tax Rate - U.S. GAAP	46.6%	42.7%	47.5%
Effective Tax Rate - Adjusted Pro Forma	38.0%	37.9%	38.0%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended March 31, 2013, December 31, 2012 and March 31, 2012 related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Net Revenues - U.S. GAAP	$690,997	$642,373	$519,964
Client Related Expenses (1)	(17,146)	(16,268)	(10,313)
Income from Equity Method Investments (2)	3,223	4,852	2,904
Interest Expense on Long-term Debt (3)	7,988	7,955	7,848
Foreign Exchange Losses from Pan Consolidation (4)	1,683	—	—

Net Revenues - Adjusted Pro Forma	$686,745	$638,912	$520,403

Compensation Expense - U.S. GAAP	$451,760	$430,415	$369,310
Amortization of LP Units and Certain Other Awards (5)	(21,643)	(20,714)	(21,652)
IPO Related Restricted Stock Unit Awards (6)	—	—	(11,389)
Acquisition Related Compensation Charges (7)	(23,464)	(28,163)	(24,263)

Compensation Expense - Adjusted Pro Forma	$406,653	$381,538	$312,006

Compensation Ratio - U.S. GAAP (a)	65.4%	67.0%	71.0%
Compensation Ratio - Adjusted Pro Forma (a)	59.2%	59.7%	60.0%

	Investment Banking
	Twelve Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Net Revenues - U.S. GAAP	$613,030	$565,219	$429,530
Client Related Expenses (1)	(16,720)	(15,751)	(9,914)
Income from Equity Method Investments (2)	800	2,258	1,947
Interest Expense on Long-term Debt (3)	4,330	4,312	4,255

Net Revenues - Adjusted Pro Forma	$601,440	$556,038	$425,818

Compensation Expense - U.S. GAAP	$397,990	$378,350	$308,937
Amortization of LP Units and Certain Other Awards (5)	(19,151)	(18,364)	(19,050)
IPO Related Restricted Stock Unit Awards (6)	—	—	(8,906)
Acquisition Related Compensation Charges (7)	(23,464)	(28,163)	(24,263)

Compensation Expense - Adjusted Pro Forma	$355,375	$331,823	$256,718

Compensation Ratio - U.S. GAAP (a)	64.9%	66.9%	71.9%
Compensation Ratio - Adjusted Pro Forma (a)	59.1%	59.7%	60.3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$131,383	$(2,302	)(1)(2)	$129,081
Other Revenue, net	213	1,088	(3)	1,301

Net Revenues	131,596	(1,214)		130,382

Expenses:
Employee Compensation and Benefits	87,869	(9,855	)(5)(7)	78,014
Non-compensation Costs	27,052	(2,472	)(5)(8)	24,580

Total Expenses	114,921	(12,327)		102,594

Operating Income (a)	$16,675	$11,113		$27,788

Compensation Ratio (b)	66.8%			59.8%
Operating Margin (b)	12.7%			21.3%

	Investment Management Segment
	Three Months Ended March 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$21,539	$544	(1)(2)	$22,083
Other Revenue, net	(1,713)	2,602	(3)(4)	889

Net Revenues	19,826	3,146		22,972

Expenses:
Employee Compensation and Benefits	14,203	(668	)(5)	13,535
Non-compensation Costs	7,354	(124	)(8)	7,230

Total Expenses	21,557	(792)		20,765

Operating Income (Loss) (a)	$(1,731)	$3,938		$2,207

Compensation Ratio (b)	71.6%			58.9%
Operating Margin (b)	(8.7%)			9.6%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$195,467	$(4,327	)(1)(2)	$191,140
Other Revenue, net	(612)	1,085	(3)	473

Net Revenues	194,855	(3,242)		191,613

Expenses:
Employee Compensation and Benefits	120,593	(10,392	)(5)(7)	110,201
Non-compensation Costs	30,073	(5,510	)(5)(8)	24,563

Total Expenses	150,666	(15,902)		134,764

Operating Income (a)	$44,189	$12,660		$56,849

Compensation Ratio (b)	61.9%			57.5%
Operating Margin (b)	22.7%			29.7%

	Investment Management Segment
	Three Months Ended December 31, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$19,556	$306	(1)(2)	$19,862
Other Revenue, net	(362)	916	(3)	554

Net Revenues	19,194	1,222		20,416

Expenses:
Employee Compensation and Benefits	13,441	(654	)(5)	12,787
Non-compensation Costs	7,704	(246	)(8)	7,458

Total Expenses	21,145	(900)		20,245

Operating Income (Loss) (a)	$(1,951)	$2,122		$171

Compensation Ratio (b)	70.0%			62.6%
Operating Margin (b)	(10.2%)			0.8%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$84,495	$125	(1)(2)	$84,620
Other Revenue, net	(710)	1,070	(3)	360

Net Revenues	83,785	1,195		84,980

Expenses:
Employee Compensation and Benefits	68,229	(13,767	)(5)(7)	54,462
Non-compensation Costs	26,854	(3,843	)(5)(8)	23,011

Total Expenses	95,083	(17,610)		77,473

Operating Income (Loss) (a)	$(11,298)	$18,805		$7,507

Compensation Ratio (b)	81.4%			64.1%
Operating Margin (b)	(13.5%)			8.8%

	Investment Management Segment
	Three Months Ended March 31, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$19,764	$624	(1)(2)	$20,388
Other Revenue, net	(751)	904	(3)	153

Net Revenues	19,013	1,528		20,541

Expenses:
Employee Compensation and Benefits	12,498	(526	)(5)	11,972
Non-compensation Costs	7,360	(215	)(8)	7,145

Total Expenses	19,858	(741)		19,117

Operating Income (Loss) (a)	$(845)	$2,269		$1,424

Compensation Ratio (b)	65.7%			58.3%
Operating Margin (b)	(4.4%)			6.9%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	Release of foreign exchange losses related to the consolidation of Pan, previously accounted for under the equity method, are excluded from the Adjusted Pro Forma presentation.
(5)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period, are excluded from the Adjusted Pro Forma presentation.
(6)	Expenses incurred from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended March 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,759	$—		$8,759	$7,088	$1,671
Professional Fees	7,852	(569	) (1)	7,283	5,378	1,905
Travel and Related Expenses	7,181	(1,703	) (1)	5,478	4,899	579
Communications and Information Services	3,420	1	(1)	3,421	2,872	549
Depreciation and Amortization	3,558	(82	) (8a)	3,476	1,686	1,790
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	3,578	(243	) (1)	3,335	2,657	678

Total Non-compensation Costs	$34,406	$(2,596)		$31,810	$24,580	$7,230

	Three Months Ended December 31, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,400	$—		$8,400	$6,964	$1,436
Professional Fees	9,426	(2,832	) (1)	6,594	4,609	1,985
Travel and Related Expenses	7,290	(1,478	) (1)	5,812	5,322	490
Communications and Information Services	2,714	(47	) (1)	2,667	2,192	475
Depreciation and Amortization	3,964	(406	) (8a)	3,558	1,902	1,656
Acquisition and Transition Costs	692	—		692	—	692
Other Operating Expenses	5,291	(993	) (1)	4,298	3,574	724

Total Non-compensation Costs	$37,777	$(5,756)		$32,021	$24,563	$7,458

	Three Months Ended March 31, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,245	$—		$8,245	$6,594	$1,651
Professional Fees	7,056	(487	) (1)	6,569	4,698	1,871
Travel and Related Expenses	6,733	(1,124	) (1)	5,609	5,036	573
Communications and Information Services	2,788	(67	) (1)	2,721	2,220	501
Depreciation and Amortization	5,362	(2,328	) (8a)	3,034	1,350	1,684
Acquisition and Transition Costs	73	—		73	19	54
Other Operating Expenses	3,957	(52	) (1)	3,905	3,094	811

Total Non-compensation Costs	$34,214	$(4,058)		$30,156	$23,011	$7,145

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 38% for the three months ended March 31, 2013. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(11a)	Reflects adjustments to include the dilutive effect of the Warrants and Unvested Restricted Stock Units – Service Based, which have been excluded for U.S. GAAP as a result of the Company having a loss for the period.
(11b)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.

(11c)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.